Exhibit (G)

                              MANAGEMENT AGREEMENT

     AGREEMENT  dated  November  ____,  2003  between  Hyperion   Collateralized
Securities Fund, Inc. (the "Fund"), a Maryland corporation, and Hyperion Capital Management, Inc. (the "Adviser"), a Delaware corporation.

     WHEREAS,   the  Fund   intends  to  engage  in  business  as  a  closed-end
non-diversified management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS,  the  Adviser  is  a  registered   investment  adviser  under  the
Investment Adviser's Act of 1940; and

     WHEREAS, the Fund desires to retain the Adviser to render investment advisory and administrative services in the manner and on the terms and conditions hereafter set forth; and

     WHEREAS, the Advisor desires to be retained to perform such services on the following terms and conditions.

     NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed by and between the parties hereto as follows:

     1. In General

     The Adviser agrees, all as more fully set forth herein, to act as investment adviser and administrator to the Fund with respect to the investment of the Fund's assets and to supervise and arrange the purchase of securities for and the sale of securities held in the investment portfolio of the Fund.

     2. Duties and Obligations with respect to Investments of Fund Assets

          (a) Subject to the succeeding provisions of this paragraph and subject to the direction and control of the Fund's Board of Directors, the Adviser shall (i) act as investment adviser for and supervise and manage the investment and reinvestment of the Fund's assets and in connection therewith have complete discretion in purchasing and selling securities and other assets for the Fund and in voting, exercising consents and exercising all other rights appertaining to such securities and other assets on behalf of the Fund; (ii) supervise continuously the investment program of the Fund and the composition of its investment portfolio; and (iii) arrange, subject to the provisions of paragraph 3 hereof, for the purchase and sale of securities and other assets held in the investment portfolio of the Fund.

          (b) In the performance of its duties under this Agreement, the Adviser shall at all times conform to, and act in accordance with, any requirements imposed by (i) the provisions of the 1940 Act, and of any rules or regulations in force thereunder; (ii) any other applicable provision of law; (iii) the provisions of the Articles of Incorporation and By-Laws of the Fund, as such documents are amended from time to time; and (iv) any policies and determinations of the Board of Directors of the Fund.

          (c) The Adviser will bear all costs and expenses of its employees and any overhead incurred in connection with its duties hereunder and shall bear the costs of any salaries or directors fees of any officers or directors of the Fund who are affiliated persons (as defined in the 1940
     Act) of the Adviser.

          (d) The Adviser shall give the Fund the benefit of its best judgment and effort in rendering services hereunder, but the Adviser shall not be liable for any act or omission or for any loss sustained by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement

          (e) Nothing in this Agreement shall prevent the Adviser or any director, officer, employee or other affiliate thereof from acting as investment adviser for any other other person, firm or corporation, or from engaging in any lawful activity, and shall not in any way limit or restrict the Adviser or any of its partners, officers, employees or agents from buying, selling or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting, provided, however, that the Adviser will undertake no activities which, in its judgment, will adversely affect the performance of its obligations under this Agreement.

     3. Portfolio Transactions and Brokerage

     The Adviser is authorized, for the purchase and sale of the Fund's portfolio securities, to employ such securities dealers as may, in the judgment of the Adviser, implement the policy of the Fund to obtain the best net results taking into account such factors as price, including dealer spread, the size, type and difficulty of the transaction involved, the firm's general execution and operational facilities and the firm's risk in positioning the securities involved. Consistent with this policy, the Adviser is authorized to direct the execution of the Fund's portfolio transactions to dealers and brokers furnishing statistical information or research deemed by the Adviser to be useful or valuable to the performance of its investment advisory functions for the Fund.

     4. Duties and Obligations with respect to Administration

          (a) Subject to the supervision and direction of the Board of Directors of the Fund, as hereinafter set forth, the Fund hereby retains the Adviser to also act as administrator of the Fund. The Adviser shall perform or arrange for the performance of the following administrative and clerical services: (i) maintain and keep the books and records of the Fund as required by law or for the proper operation of the Fund; (ii) prepare and, subject to approval by the Fund, file reports and other documents required by U.S. Federal, state and other applicable laws and regulations and by stock exchanges on which Fund shares may be listed, including proxy materials and periodic reports to Fund stockholders; (iii) respond to inquiries from Fund shareholders; (iv) calculate and publish or arrange for the calculation and publication of, the net asset value of the Fund's shares; (v) oversee, and, as the Board may reasonably request or deem appropriate, make reports and recommendations to the Board on, the performance of administrative and professional services rendered to the Fund by others, including its custodian, registrar, transfer agent, dividend disbursing agent and dividend reinvestment plan agent, as well as accounting, auditing and other services; (vi) provide the Fund with the services of persons competent to perform the foregoing administrative and clerical functions; (vii) provide the Fund with administrative office and data processing facilities; (viii) arrange for payment of the Fund's expenses; (ix) consult with the Fund's officers, independent accountants, legal counsel, custodian, accounting agent and transfer and dividend disbursing agent in establishing the accounting policies of the Fund; (x) prepare such financial information and reports as may be required by any banks from which the Fund borrows funds; and (xi) provide such assistance to the custodian and the Fund's counsel and auditors as generally may be required to carry on properly the business and operations of the Fund.

          (b) The Adviser assumes and shall pay for maintaining the staff and personnel necessary to perform its administration obligations under this Agreement, and shall at its own expense, pay the incremental Accounting Agent fees to the Custodian (currently estimated at $4,000 per month), provide office space, facilities, equipment and necessary personnel which it is obligated to provide under paragraph 4 hereof, except that the Fund shall pay the expenses of legal counsel as provided in paragraph 6 of this Agreement.

     5. Compensation

          (a) The Fund agrees to pay to the Adviser for all services rendered and the Adviser agrees to accept as full compensation for all services rendered by the Adviser pursuant to this Agreement, a fee computed and payable monthly in an amount equal to 0.425% for the Fund's first two fiscal years and 0.40% for each year thereafter of the Fund's average weekly net assets on an annualized basis, for the then-current fiscal year. For any period less than a month during which this Agreement is in effect, the fee shall be prorated according to the proportion which such period bears to a full month of 28, 29, 30 or 31 days, as the case may be. The Adviser may waive its right to any fee to which it is entitled hereunder, provided such waiver is delivered to the Fund in writing.

          (b) For purposes of this Agreement, the average weekly net assets of the Fund shall mean the average weekly value of the total assets of the Fund, minus the sum of accrued liabilities (including accrued expenses) of the Fund and any declared but unpaid dividends on the Common Shares issued by the Fund and any Preferred Shares issued by the Fund (the "Preferred Shares") and any accumulated dividends on any Preferred Shares, but without deducting the aggregate liquidation value of the Preferred Shares. The average weekly net assets of the Fund shall be calculated pursuant to the procedures adopted by resolutions of the Directors of the Fund for calculating the net asset value of the Fund's shares or delegating such calculations to third parties.

     6. Indemnity

          (a) The Fund hereby agrees to indemnify the Adviser and each of the Adviser's directors, officers, employees and agents (including any individual who serves at the Adviser's request as director, officer, partner, trustee or the like of another corporation or other entity) (each such person being an "indemnitee") against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees (all as provided in accordance with applicable corporate law) reasonably incurred by such indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which he may be or may have been involved as a party or otherwise or with which he may be or may have been threatened, while acting in any capacity set forth above in this Section 6 or thereafter by reason of his having acted in any such capacity, except with respect to any matter as to which he shall have been adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interest of the Fund and furthermore, in the case of any criminal proceeding, so long as he had no reasonable cause to believe that the conduct was unlawful, provided, however, that (1) no indemnitee shall be indemnified hereunder against any liability to the Fund or its shareholders or any expense of such indemnitee arising by reason of (i) willful misfeasance, (ii) bad faith, (iii) gross negligence or (iv) reckless disregard of the duties involved in the conduct of his position (the conduct referred to in such clauses (i) through (iv) being sometimes referred to herein as "disabling conduct"), (2) as to any matter disposed of by settlement or a compromise payment by such indemnitee, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such settlement or compromise is in the best interests of the Fund and that such indemnitee appears to have acted in good faith in the reasonable belief that his action was in the best interest of the Fund and did not involve disabling conduct by such indemnitee and (3) with respect to any action, suit or other proceeding voluntarily prosecuted by any indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such indemnitee was authorized by a majority of the full Board of the Fund.

          (b) The Fund shall make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Fund receives a written affirmation of the indemnitee's good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to reimburse the Fund unless it is subsequently determined that it is entitled to such indemnification and if the directors of the Fund determine that the facts then known to them would not preclude indemnification. In addition, at least one of the following conditions must be met: (A) the indemnitee shall provide security for this undertaking, (B) the Fund shall be insured against losses arising by reason of any lawful advances, or (C) a majority of a quorum consisting of directors of the Fund who are neither "interested persons" of the Fund (as defined in Section 2(a)(19) of the 1940 Act) nor parties to the proceeding ("Disinterested Non-Party Directors") or an independent legal counsel in a written opinion, shall determine, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the indemnitee ultimately will be found entitled to indemnification.

          (c) All determinations with respect to indemnification hereunder shall be made (1) by a final decision on the merits by a court or other body before whom the proceeding was brought that such indemnitee is not liable by reason of disabling conduct or, (2) in the absence of such a decision, by (i) a majority vote of a quorum of the Disinterested Non-Party Directors of the Fund, or (ii) if such a quorum is not obtainable or even, if obtainable, if a majority vote of such quorum so directs, independent legal counsel in a written opinion. All determinations regarding advance payments in connection with the expense of defending any proceeding shall be authorized in accordance with the immediately preceding clause (2) above.

          The rights accruing to any indemnitee under these provisions shall not exclude any other right to which he may be lawfully entitled.

     7. Duration and Termination

     This Agreement shall become effective on the date first set forth above and shall continue until _______________. This Agreement shall continue thereafter from year to year, but only so long as such continuation is specifically approved at least annually in accordance with the requirements of the 1940 Act.

     This Agreement may be terminated by the Adviser at any time without penalty upon giving the Fund sixty days' written notice (which notice may be waived by the Fund) and may be terminated by the Fund at any time without penalty upon giving the Adviser sixty days' notice (which notice may be waived by the Adviser), provided that such termination by the Fund shall be directed or approved by the vote of a majority of the Directors of the Fund in office at the time or by the vote of the holders of a "majority" (as defined in the 1940 Act) of the voting securities of the Fund at the time outstanding and entitled to vote. This Agreement shall terminate automatically in the event of its assignment (as "assignment" is defined in the 1940 Act).

     8. Notices

     Any notice under this Agreement shall be in writing to the other party at such address as the other party may designate from time to time for the receipt of such notice and shall be deemed to be received on the earlier of the date actually received or on the fourth day after the postmark if such notice is mailed first class postage prepaid.

     9. Governing Law

     This Agreement shall be construed in accordance with the laws of the State of New York for contracts to be performed entirely therein without reference to choice of law principles thereof and in accordance with the applicable provisions of the 1940 Act.

     IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers and their respective seals to be hereunto affixed, all as of the day and the year first above written.

                            HYPERION COLLATERALIZED SECURITIES FUND, INC.


                            By:
                                    ----------------------------
                                    Name:
                                    Title:

                            HYPERION CAPITAL MANAGEMENT, INC.


                            By:
                                    ---------------------------
                                    Name:
                                    Title: